UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 17, 2020

PARK NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street,	P.O. Box 3500,	Newark,	Ohio	43058-3500
(Address of principal executive offices) (Zip Code)

(740)	349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PRK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
        Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 - Regulation FD Disclosure.

On August 17, 2020, Park National Corporation (“Park”) priced its underwritten public offering of $175.0 million aggregate principal amount of 4.50% Fixed-to-Floating Rate Subordinated Notes due 2030 (the "Subordinated Notes"). The Subordinated Notes will be issued to the public at 100% of par. The Subordinated Notes will have an initial fixed interest rate of 4.50% per annum, from the original issue date to, but excluding, September 1, 2025, payable semi-annually in arrears. From, and including, September 1, 2025 to, but excluding, the final maturity date, the interest rate on the Subordinated Notes will reset quarterly to a floating rate per annum equal to a benchmark rate, which is expected to be the then-current Three-Month Term SOFR, plus 439 basis points, payable quarterly in arrears. The Subordinated Notes will mature on September 1, 2030. Park intends to use the net proceeds from the offering, after deducting the underwriting discounts and estimated offering expenses, for general corporate purposes, which may include providing capital to support Park’s growth organically or through strategic acquisitions, repaying indebtedness, financing investments, capital expenditures, repurchasing Park’s common shares and for investments in The Park National Bank as regulatory capital. The closing of the offering of the Subordinated Notes is subject to customary closing conditions and is expected to close on August 20, 2020.

Piper Sandler & Co. is the sole underwriter for the offering. The Subordinated Notes are being offered pursuant to a prospectus supplement and an accompanying base prospectus describing the terms of the offering. Park has filed a shelf registration statement (including a base prospectus) (File No. 333-227943), and a preliminary prospectus supplement to the base prospectus contained in the registration statement with the Securities and Exchange Commission ("SEC") for the offering of the Subordinated Notes and will file a final prospectus supplement relating to the offering of the Subordinated Notes. Prospective investors should read the preliminary prospectus supplement and the base prospectus in the registration statement, the final prospectus supplement (when available) and other documents Park has filed or will file with the SEC for more complete information about Park and the offering of the Subordinated Notes. You may get these documents for free by visiting EDGAR on the SEC's website at http://www.sec.gov. Electronic copies of the final prospectus supplement, when available, and the accompanying base prospectus may be obtained by contacting Piper Sandler & Co. at fsg-dcm@psc.com.

The foregoing disclosure does not constitute an offer to sell nor a solicitation of an offer to buy any of the Subordinated Notes or any other securities. No such offer, solicitation or sale of the Subordinated Notes is being made in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful. The Subordinated Notes have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus relating thereto.

The information in Item 7.01 of this Current Report on Form 8-K is being “furnished” and will not, except to the extent required by applicable law or regulation, be deemed “filed” by Park for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor will any of such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: August 17, 2020	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer

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